OAKWOOD MORTGAGE INVESTORS, INC. 1996-A    REPORT DATE:  DECEMBER 4, 1996
       OAKWOOD ACCEPTANCE CORP. -  SERVICER       POOL REPORT # 10
       REMITTANCE REPORT                                             Page 1 of 6
       REPORTING MONTH:                            Nov-96



                                                 Scheduled Principal Balance of Contracts
       ----------------------------------------------------------------------------------------

       Beginning                                                                  Ending           Scheduled
       Principal          Scheduled    Prepaid        Liquidated    Contracts     Principal        Gross          Servicing
       Balance            Principal    Principal      Principal     Repurchased   Balance          Interest          Fee
       -----------------------------------------------------------------------------------------------------------------------

       153,235,109.43     (368,154.76)  (230,166.45)   (268,524.48)     0.00      152,368,263.74   1,411,541.61     127,695.92
       =======================================================================================================================



Scheduled                                   Amount
Pass Thru       Liquidation    Reserve      Available for
 Interest        Proceeds       Fund Draw    Distribution
----------------------------------------------------------

1,283,845.69    185,360.30       0.00       2,195,223.12
=========================================================


                              Reserve Fund as of Cutoff Date
---------------------------------------------------------------------------
     Beginning                           Investment      Balance Before      Reserve        Reserve         Balance After
      Balance      Deposits   Distrib.    Interest    Current Distribution   Fund Draw    Fund Deposit   Current Distribution
------------------------------------------------------------------------------------------------------------------------------
     326,207.28      0.00      -1,207.28    1,216.28        326,216.28          0.00           0.00            326,216.28
==============================================================================================================================

                Reserve Fund Required Balance
                -------------------------------
                Before Current    After Current
 Excess         Distribution      Distribution
----------      -------------------------------

 1,216.28       325,000.00         325,000.00
==========      ===============================



                                Certificate Account
       ----------------------------------------------------------------------------------
       Beginning             Deposits                            Investment   Ending
        Balance      Principal      Interest      Distributions   Interest    Balance
       ----------------------------------------------------------------------------------
       109,427.95    1,016,777.07   1,317,374.41  (2,314,854.10)  1,349.13     130,074.46
       ==================================================================================


             P&I Advances at Distribution Date
       ---------------------------------------------------
        Beginning    Recovered     Current      Ending
         Balance     Advances      Advances     Balance
       ---------------------------------------------------
       963,116.24    936,650.20    910,239.76   936,705.80
       ===================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A         REPORT DATE: DECEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT #10
REMITTANCE REPORT
REPORTING MONTH:                   Nov-96       Page 2 of 6

Class B Crossover Test                                                           Test Met?
-----------------------------------------------------------------               ---------------

(a) Remittance date on or after August 2000                                           N

(b) Average 60 day Delinquency rate (less than or equal to) 5%                        Y

(c) Average 30 day Delinquency rate (less than or equal to) 7%                        Y


------------------------------------------------------------
(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates


                   April 2000 -Sept. 2001    7%                                       N
                   Oct 2001 -Sept. 2002      8%                                       N
                   Oct 2002 -                9%                                       N
------------------------------------------------------------



(e) Current realized loss ratio (less than or equal to)=        2.75%                 Y


(f) Are class B principal balances (greater than or equal to)=   21.001%

of stated scheduled pool  balance

                Beginning B-1 balance                              13,069,000.00
                Beginning B-2 balance                               6,536,459.00


                                                                -------------------
                                                                   19,605,459.00
                Divided by beginning pool
                balance                                           153,235,109.43
                                                                -------------------
                                                                         12.794%      N
                                                                ===================


Average 60 day delinquency ratio:



                     Over 60s                      Pool Balance              %
                    ------------------------------------------------------------
Current Mo          4,931,445.21                   152,368,263.74          3.24%
1st Preceding Mo    4,402,075.15                   153,235,109.43          2.87%
2nd Preceding Mo    3,926,472.88                   154,128,965.31          2.55%
                                                       Divided by            3
                                                                         -------
                                                                           2.89%
                                                                         =======

Average 30 day delinquency ratio:

                     Over 30s                      Pool Balance              %
                    ------------------------------------------------------------
Current Mo          7,862,512.55                   152,368,263.74          5.16%
1st Preceding Mo    6,952,539.99                   153,235,109.43          4.54%
2nd Preceding Mo    6,269,877.72                   154,128,965.31          4.07%
                                                       Divided by            3
                                                                         -------
                                                                           4.59%
                                                                         =======
Cumulative loss ratio:
              Cumulative losses                          443,067.70
                                                       --------------
 Divided by Initial Certificate Principal              163,369,459.00     0.271%
                                                                         =======
 Current realized loss ratio:
                        Liquidation                        Pool
                             Losses                       Balance
                 ---------------------------------------------------------------
Current Mo                83,164.18                   153,235,109.43
1st Preceding Mo          58,235.65                   154,128,965.31
2nd Preceding Mo          87,485.61                   154,981,959.47
                                                                          0.595%
                                                                         =======

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                POOL REPORT # 10
REPORTING MONTH:             Nov-96                                  Page 3 of 6

                                                           Delinquency Analysis

                                             31 to 59 days         60 to 89 days           90 days and Over
                 No. of    Principal                  Principal           Principal                 Principal
                 Loans     Balance           #        Balance      #      Balance          #        Balance
                 --------------------------------------------------------------------------------------------------
Excluding Repos   5,128    150,311,142.24    93     2,856,644.74    32     1,054,665.98    56        1,936,715.22

        Repos        74      2,057,121.50     3        74,422.60     8       238,602.47    60        1,701,461.54
                 --------------------------------------------------------------------------------------------------

        Total     5,202    152,368,263.74    96     2,931,067.34    40     1,293,268.45   116        3,638,176.76
                 ==================================================================================================

                                                                   Repossession Analysis
                               Active Repos                     Reversal       Current Month
 Total Delinq.                 Outstanding                    (Redemption)        Repos               Cumulative Repos
           Principal                 Principal                 Principal            Principal                Principal
 #         Balance             #     Balance       #            Balance        #    Balance           #      Balance
----------------------------------------------------------------------------------------------------------------------
 181        5,848,025.94    74   2,057,121.50       0             0.00          19  499,674.27       166  4,174,727.72
  71        2,014,486.61
----------------------------
 252        7,862,512.55
============================
 4.8%               5.16%
============================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 10
REPORTING MONTH:                         Nov-96
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                             Liquidated                                                                          Net
  Account        Customer    Principal          Sales           Insur.          Total        Repossession    Liquidation
   Number          Name       Balance          Proceeds        Refunds         Proceeds        Expenses       Proceeds
----------------------------------------------------------------------------------------------------------------------------
079677-1     HINDS              8,821.05         2,500.00         918.71       3,418.71           0.00        3,418.71
080906-1     MISHOE             8,869.64         1,800.00           0.00       1,800.00           0.00        1,800.00
077235-0     COLLIER           17,186.83        15,400.00         632.13      16,032.13       2,798.50       13,233.63
078799-4     BRASWELL          13,209.73         6,000.00         529.89       6,529.89           0.00        6,529.89
080896-4     ERTMANN           20,247.93        20,100.00         817.74      20,917.74       1,080.39       19,837.35
080646-3     DAVENPORT         31,096.43        27,500.00       2,931.74      30,431.74       4,834.63       25,597.11
082166-0     LEAL              41,327.50        40,100.00       2,036.98      42,136.98       6,306.96       35,830.02
082572-9     PRITCHARD         16,686.72        17,500.00         884.71      18,384.71       3,849.56       14,535.15
078904-0     BROWN             30,540.88        28,500.00       2,150.66      30,650.66       6,486.59       24,164.07
080818-8     GODWIN            35,064.51        32,000.00       1,037.04      33,037.04         960.00       32,077.04
082333-6     SAUNDERS          45,473.26        41,900.00       2,168.25      44,068.25       7,672.00       36,396.25
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                                                                                   0.00                           0.00
                              ----------------------------------------------------------------------------------------------
                              268,524.48       233,300.00      14,107.85      247,407.85     33,988.63      213,419.22
                              ==============================================================================================


                          Net             Current
    Unrecov.           Pass Thru         Period Net      Cumulative
    Advances            Proceeds        Gain/(Loss)    Gain/(Loss)
----------------------------------------------------------------------------
      1,560.50           1,858.21        (6,962.84)
      1,458.84             341.16        (8,528.48)
      1,648.56          11,585.07        (5,601.76)
      1,621.20           4,908.69        (8,301.04)
      2,244.13          17,593.22        (2,654.71)
      3,789.30          21,807.81        (9,288.62)
      4,280.24          31,549.78        (9,777.72)
      1,661.17          12,873.98        (3,812.74)
      2,689.76          21,474.31        (9,066.57)
      2,615.62          29,461.42        (5,603.09)
      4,489.60          31,906.65       (13,566.61)
                             0.00             0.00
                             0.00             0.00
                             0.00             0.00
                             0.00             0.00
                             0.00             0.00
                             0.00             0.00
                             0.00             0.00
---------------------------------------------------
     28,058.92         185,360.30       (83,164.18)    (443,067.70)
===========================================================================


As a percentage of the aggregate
cut-off date principal balance                               0%
                                                           ================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 10
REPORTING MONTH:                       Nov-96                        Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                      Original             Beginning             Current            Accelerated
             Cert.                  Certificate           Certificate           Principal            Principal            Writedown
             Class                    Balances             Balances              Payable            Distribution           Amounts
------------------------------------------------------------------------------------------------------------------------------------
A-1                                 46,000,000.00         35,865,650.28          (866,845.69)         0.00                 0.00
A-1 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00

A-2                                 52,000,000.00         52,000,000.00                 0.00          0.00                 0.00
A-2 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00

A-3                                 31,061,000.00         31,061,000.00                 0.00          0.00                 0.00
A-3 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00

A-4                                 14,703,000.00         14,703,000.00                 0.00          0.00                 0.00
A-4 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00

B-1                                 13,069,000.00         13,069,000.00                 0.00          0.00                 0.00
B-1 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00

B-2                                  6,536,459.00          6,536,459.00                 0.00          0.00                 0.00
B-2 Outstanding Writedown                    0.00                  0.00                 0.00          0.00                 0.00


                             -------------------------------------------------------------------------------------------------------

                                   163,369,459.00        153,235,109.28          (866,845.69)         0.00                 0.00
                             =======================================================================================================




     Ending                              Principal Paid
   Certificate            Pool             Per $1,000
    Balances             Factor           Denomination
----------------------------------------------------------
    34,998,804.59          76.08436%        18.84
             0.00           0.00             0.00

    52,000,000.00         100.00000%         0.00
             0.00           0.00             0.00

    31,061,000.00         100.00000%         0.00
             0.00           0.00             0.00

    14,703,000.00         100.00000%         0.00
             0.00           0.00             0.00

    13,069,000.00         100.00000%         0.00
             0.00           0.00             0.00

     6,536,459.00         100.00000%         0.00
             0.00           0.00             0.00
-----------------
   152,368,263.59
=================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 10
REPORTING MONTH:                          Nov-96
                                                                     Page 6 of 6
CERTIFICATE INTEREST ANALYSIS



           Certificate         Remittance     Beginning          Current               Total          Interest         Ending
              Class               Rate         Balance           Accrual               Paid           Shortfall        Balance
                              ------------------------------------------------------------------------------------------------------
A-1                               5.40%          0.00           161,395.43          161,395.43           0.00           0.00
A-1  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
A-1  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

A-2                               5.80%          0.00           251,333.33          251,333.33           0.00           0.00
A-2  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
A-2  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

A-3                               6.60%          0.00           170,835.50          170,835.50           0.00           0.00
A-3  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
A-3  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

A-4                               7.20%          0.00            88,218.00           88,218.00           0.00           0.00
A-4  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
A-4  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

B-1                               7.30%          0.00            79,503.08           79,503.08           0.00           0.00
B-1  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
B-1  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

B-2                               8.45%          0.00            46,027.57           46,027.57           0.00           0.00
B-2  Carryover Interest           0.00           0.00                 0.00                0.00           0.00           0.00
B-2  Writedown Interest           0.00           0.00                 0.00                0.00           0.00           0.00

X                                          359,903.52           486,532.78          403,368.60      83,164.18     443,067.70

R                                                0.00                 0.00                0.00           0.00           0.00

Service Fee                                      0.00           127,695.92          127,695.92           0.00           0.00
                                    --------------------------------------------------------------------------------------

                                           359,903.52         1,411,541.61        1,328,377.43      83,164.18     443,067.70

Less Reserve Fund Deposit                                                                 0.00
                                                                            ------------------

                                                                                  1,328,377.43
                                                                            ==================




 Interest Paid
  Per $1,000        Cert.        TOTAL
 Denomination      Class      DISTRIBUTION
----------------------------------------------
      4.50          A-1        1,028,241.12
      0.00
      0.00

      4.83          A-2          251,333.33
      0.00
      0.00

      5.50          A-3          170,835.50
      0.00
      0.00

      6.00          A-4           88,218.00
      0.00
      0.00

      6.08          B-1           79,503.08
      0.00
      0.00

      7.04          B-2           46,027.57
      0.00
      0.00

                     X           403,368.60

                     R

                                 127,695.92
                               ------------

                               2,195,223.12

                                       0.00
                               ------------

                               2,195,223.12
                               ============